EXHIBIT 21


                      CHIQUITA BRANDS INTERNATIONAL, INC.
                                 SUBSIDIARIES

   As of March 1, 1994, the major subsidiaries of the Company, the jurisdiction in which organized and the percent of voting securities owned by the immediate parent corporation were as follows:

                                                                Percent of

                                                                Voting
Securities
                                                 Organized      Owned by

                                              Under Laws of      Immediate
Parent

Chiquita Brands, Inc.                           Delaware               100%
   American Produce Company                     Delaware               100%
   Banana Supply Co., Inc.                      Florida                100%
   California Day-Fresh Foods, Inc.             California             100%
   Caribbean Enterprises, Inc.                  Delaware               100%
      Great White Fleet, Ltd.                   Bermuda                100%
         BVS Ltd.                               Bermuda                100%
         CDV, Ltd.                              Bermuda                100%
         CDY, Ltd.                              Bermuda                100%
         CKQ, Ltd.                              Cayman Islands         100%
         CRH Shipping, Ltd.                     Bermuda                100%
         Danfund Ltd.                           Bermuda                100%
         Danop, Ltd.                            Bermuda                100%
         DSF, Ltd.                              Bermuda                100%
         Elke Shipping Limited                  Bermuda                100%
         GPH, Ltd.                              Bermuda                100%
         NCV, Ltd.                              Bermuda                100%
         Norvel, Ltd.                           Bermuda                100%
         Surrey Shipping Company, Ltd.          Bermuda                100%
         Telegraph Shipping Company, Ltd.       Bermuda                100%
   Chiquita Brands Company, North America       Delaware               100%
      CB Containers, Inc.                       Delaware               100%
      OV Containers, Inc.                       Delaware               100%
   Chiquita Citrus Packers, Inc.                Delaware                80%
   Chiquita Europe, B.V.                        Netherlands            100%
      Chiquita Banana Company, B.V.             Netherlands            100%
      Chiquita Packaged Foods, B.V.             Netherlands            100%
      Chiquita Processed Foods, B.V.            Netherlands            100%
      Chiquita Tropical Fruit Company, B.V.
Netherlands                                     100%
   Chiquita Frupac, Inc.                        Delaware               100%

                                                          EXHIBIT 21 (Cont.)



                                                                Percent of

                                                                Voting
Securities
                                                 Organized      Owned by

                                              Under Laws of      Immediate
Parent

   Chiquita Holding Company, Inc.               Delaware               100%
      Chiquita Italia, S.p.A.                   Italy                  100%
   Chiquita International Trading Company       Delaware               100%
      Chiquita International Limited            Bermuda                100%
         Chiquita Brands (South Pacific) Pty Ltd.
Australia                                       100%
         Exportadora Frupac Limitada            Chile                  100%
   Chiquita Tropical Products Company           Delaware               100%
      Chiquita Gulf Citrus, Inc.                Delaware               100%
   Chiquita Ventures, Inc.                      Delaware               100%
   Chiriqui Land Company                        Delaware               100%
   Compania Agricola del Guayas                 Delaware               100%
   Compania Agricola de Rio Tinto               Delaware               100%
   Compania Frutera de Sevilla                  Delaware               100%
   Compania Procesadora de Frutas               Delaware               100%
   Corpofinanzas, S.A.                          Costa Rica             100%
   Friday Canning Corporation                   Wisconsin              100%
   Frutas Dominicanas, CpA                      Dominican Republic     100%
   Maritrop Trading Corporation                 Delaware               100%
   Polymer United, Inc.                         Delaware               100%
   Progressive Produce Corporation              Ohio                   100%
   T&P Custom Marketing, Inc.                   Delaware               100%
   Tela Railroad Company                        Delaware               100%
   United Brands Japan, Ltd.                    Japan                   95%
Compania Palma Tica                             Delaware               100%
   Compania Bananera Atlantica Limitada         Costa Rica             100%
   Compania Mundimar, S.A.                      Costa Rica             100%
Compania Mundimar                               Delaware               100%
   Compania Numar, S.A.                         Costa Rica             100%
   Compania Numar de Honduras                   Delaware               100%
   United Marketing, S.A.                       Delaware               100%
Polymer United G.C., Inc.                       Delaware               100%
John Morrell & Co.                              Delaware               100%
United Brands Food Ventures, Ltd.               Delaware               100%
   Solar Aquafarms, Inc.                        California              75%


   The names of approximately 500 wholly-owned subsidiaries have been omitted. In the aggregate these subsidiaries, after excluding approximately 170 foreign subsidiaries whose immediate parents are listed above and which are involved in fresh foods operations, do not constitute a significant subsidiary. The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries.